UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street Louisville, Kentucky	40202-2412
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 20, 2014, Kindred Healthcare, Inc. (the “Company”) closed the operations of a long-term acute care hospital in Pennsylvania known as Kindred Hospital-Pittsburgh North Shore (the “Disposed Facility”).

The Company has reflected the operating results for the Disposed Facility as discontinued operations for all historical periods beginning December 31, 2013. The Company had previously signed a letter of intent in the fourth quarter of 2013 to sell the Disposed Facility’s operations and real estate. The Disposed Facility accounted for revenues of $12.6 million for the year ended December 31, 2013 and $6.5 million for the six months ended June 30 2014, and pretax losses of $8.6 million and $0.6 million for each such period. A pro forma balance sheet is not provided as there has been no change in asset value of the Disposed Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Kindred Healthcare, Inc.

Date: October 23, 2014	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary